UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On August 15, 2022, Steven Schoch delivered to 23andMe Holding Co. (the “Company”) his letter of resignation, pursuant to which Mr. Schoch notified the Company of his intent to resign as the Company’s Chief Financial Officer (the “Resignation”). Effective as of September 1, 2022 (the “Effective Date”), Mr. Schoch will cease to serve as the Company’s principal financial officer and principal accounting officer. Mr. Schoch will continue to be employed by the Company through September 30, 2022, during which time he will assist in the transition of his responsibilities and duties. Mr. Schoch’s resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company’s accounting practices or financial reporting.

Appointment of Interim Chief Financial and Accounting Officer

In connection with the Resignation, on August 17, 2022, the Board of Directors of the Company approved the appointment of Joseph Selsavage as the Company’s Interim Chief Financial and Accounting Officer, with such appointment to be effective on the Effective Date. Mr. Selsavage will serve as the Company’s principal financial officer and principal accounting officer on an interim basis pending an executive search being conducted by the Company.

Mr. Selsavage, 59, serves as the Chief Financial Officer of Lemonaid Health, Inc., which was acquired by the Company in November 2021 and is a wholly-owned subsidiary of the Company. Before joining Lemonaid Health, Inc. in 2020, Mr. Selsavage was a consultant at Red Eclipse Consulting from 2018 to 2020, where he provided accounting and financial systems consulting services. Prior to that, Mr. Selsavage served as the Chief Financial Officer of Metromile, Inc. from 2015 to 2018 and as the Vice President and Chief Financial Officer and other financial roles of Hotwire.com (Expedia, Inc.) from 2001 to 2015. Mr. Selsavage served as the Director of Accounting (Controller) from 1995 to 2001 and as an Accounting Manager from 1993 to 1995 at the International Brotherhood of Teamsters. Mr. Selsavage received his Bachelor of Arts degree in Economics and Financial Management and his Master of Arts degree in Accountancy from Catholic University of America. Mr. Selsavage earned his Master of Business Administration degree from the Massachusetts Institute of Technology. He is also an active Certified Public Accountant (CPA) in the State of California.

There are no family relationships between Mr. Selsavage and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Selsavage that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Selsavage and any other persons pursuant to which he was selected as the Company’s Interim Chief Financial and Accounting Officer.

Any material changes or amendments to Mr. Selsavage’s compensation arrangements in connection with his appointment as the Interim Chief Financial and Accounting Officer have not yet been determined. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this Current Report on Form 8-K if and when such information is available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Kathy Hibbs
Name: Kathy Hibbs
Title: Chief Administrative Officer

Dated: August 19, 2022